Exhibit 99.1

Regional Health Properties, Inc. Announces Receipt of NYSE American Notice of Delisting and Intention to Appeal

ATLANTA, GA, November 11, 2024 — Regional Health Properties, Inc. (the “Company,” “we” or “our”) (NYSE American: RHE) (NYSE American: RHE-PA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care, announced today that, on November 11, 2024, NYSE American LLC (“NYSE American” or the “Exchange”) publicly announced and provided a notice (the “Staff Determination”) to the Company that NYSE Regulation has determined to commence proceedings to delist the Company’s common stock, no par value (the “Common Stock”), and the Company’s Series A Redeemable Preferred Shares, no par value (the “Series A Preferred Shares” and, together with the Common Stock, the “Securities”), from NYSE American. The NYSE Regulation has determined that the Company is no longer suitable for listing pursuant to Section 1009(a) of the NYSE American Company Guide (the “Company Guide”) as the Company was unable to demonstrate that it had regained compliance with Sections 1003(a)(i) and (ii) of the Company Guide by the end of the maximum 18-month compliance plan period, which expired on November 10, 2024.

The Company has a right to a review of the NYSE Regulation determination to delist the Securities by the Listings Qualifications Panel of the Committee for Review of the Board of Directors of the Exchange (the “Panel”). The Company’s request for such a review must be made by November 18, 2024. The Company intends to appeal such determination. The Company expects the Securities to continue to trade on NYSE American during the appeal process.

Following such appeal, a decision by the Panel will be made and announced by NYSE American regarding either proceeding with suspension and delisting or continued trading in the Securities. The filing of an application with the Securities and Exchange Commission (“SEC”) to delist the Securities is pending completion of all applicable procedures, including any appeal by the Company of the NYSE Regulation’s decision. The Company is working diligently to regain compliance with Sections 1003(a)(i) and (ii) of the Company Guide. However, there can be no assurance that the Company will regain compliance with Sections 1003(a)(i) and (ii) of the Company Guide before any hearing occurs.

About Regional Health Properties

Regional Health Properties, Inc., a Georgia corporation, is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care. For more information, visit www.regionalhealthproperties.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the trading in the Company’s Securities on the NYSE American and the Company’s ability to appeal the delisting of the Securities by NYSE American.

Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: our dependence on the operating success of our operators; the significant amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; increases in market interest rates and inflation; our ability to meet the continued listing requirements of the NYSE American and to maintain the listing of our securities thereon;

the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; epidemics or pandemics, including the COVID-19 pandemic, and the related impact on our tenants, operators and healthcare facilities; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the SEC from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Company Contact
Brent Morrison, CFA
Chief Executive Officer & President
Regional Health Properties, Inc.
Tel (678) 368-4402
Brent.morrison@regionalhealthproperties.com